Exhibit 99.1
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         Chattem Announces Amendment of Consent Solicitation

    CHATTANOOGA, Tenn.--(BUSINESS WIRE)--July 13, 2006--Chattem, Inc. (NASDAQ:CHTT) - a leading marketer and manufacturer of branded consumer products, today announced that it has amended the terms of its previously announced consent solicitation with respect to its $107.5 million 7% Senior Subordinated Notes due 2014 (the "Notes") to increase the "Consent Payment." On the Payment Date, Chattem will now pay a $40.00 Consent Payment for each $1,000 principal amount of Notes to each Holder from which a properly completed and duly executed consent is received prior to the Expiration Time (as hereinafter defined) and not properly revoked, instead of the previously announced Consent Payment of $15.00 for each $1,000 principal amount of Notes validly consented. The consent solicitation, which commenced June 26, 2006, will expire at 5:00 p.m., Eastern Time, on Friday, July 14, 2006, unless extended (the "Expiration Time").
    All references to the "Consent Payment" in the consent solicitation statement dated June 26, 2006, shall hereinafter be deemed modified in accordance with the foregoing. All other material terms of the consent solicitation remain unchanged. Holders of the Notes who have already properly delivered their consents do not need to deliver new consents. Consents (whether previously or hereafter delivered) may only be revoked in the manner described in the consent solicitation statement.
    For a complete statement of the terms and conditions of the consent solicitation and of the proposed amendment to the indenture, holders of the Notes should refer to the consent solicitation statement dated June 26, 2006. This release is for informational purposes only. It does not constitute an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents. The consent solicitation will only be made by means of the consent solicitation statement.
    Questions regarding the consent solicitation may be directed to Wachovia Securities, Liability Management Group, at (704) 715-8341 or toll-free at (866) 309-6316. Global Bondholder Services Corporation is serving as Information Agent in connection with the consent solicitation. Requests for assistance in delivering consents or for additional copies of the consent solicitation statement should be directed to the Information Agent at Global Bondholder Services Corporation, 65 Broadway, Suite 704, New York, New York 10005,
Telephone: (212) 430-3774.

    Certain statements and information included in this release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Chattem to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, estimates and expectations is contained in Chattem's Annual Report on Form 10-K for the fiscal year ended November 30, 2005 and the other documents Chattem files with the SEC from time to time. Chattem undertakes no duty to update its forward-looking statements, including its earnings outlook.

    About Chattem

    Chattem, Inc. is a leading marketer and manufacturer of a broad portfolio of branded OTC healthcare products, toiletries and dietary supplements. Chattem's products target niche market segments and are among the market leaders in their respective categories across food, drug and mass merchandisers. Chattem's portfolio of products includes well-recognized brands such as Icy Hot(R), Gold Bond(R), Selsun Blue(R), Garlique(R), Pamprin(R) and BullFrog(R). Chattem conducts a portion of its global business through subsidiaries in the United Kingdom, Ireland and Canada. For more information, please visit Chattem's Web site: www.chattem.com.

    CONTACT: Chattem, Inc.
             Catherine Baker, 423-822-3209